EXHIBIT 4.1(a)

MEDMEN ENTERPRISES INC.

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ODYSSEY TRUST COMPANY

SUPPLEMENTAL SUBORDINATE VOTING SHARE PURCHASE WARRANT INDENTURE

Providing for the Issue of up to an additional 15,686,000 Subordinate Voting Share Purchase Warrants

December 5, 2018

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THIS SUPPLEMENTAL WARRANT INDENTURE dated as of December 5, 2018

B E T W E E N:	MEDMEN ENTERPRISES INC., a company existing under the laws of the Province of British Columbia (the "Company")

A N D	ODYSSEY TRUST COMPANY, a trust company incorporated under the laws of Alberta and authorized to carry on business in the provinces of Alberta and British Columbia (the "Warrant Agent")

RECITALS

WHEREAS:

A.	On September 27, 2018, in connection with the public offering by the Company of 15,681,818 Units pursuant to a short form prospectus dated September 21, 2018 (the "Offering"), the Company issued and sold to the public 7,840,909 Warrants;

B.	In connection with the Offering, the parties hereto executed and delivered a warrant indenture dated as of September 27, 2018 (the “Warrant Indenture”) that provided for, among other things, the creation and issuance of the Warrants;

C.	Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Indenture;

D.	Section 2.1 of the Warrant Indenture provides that the number of Warrants to be created and issued pursuant to the Warrant Indenture shall not exceed 7,840,909 Warrants;

E.	In connection with the public offering by the Company of up to 15,686,000 units of the Company pursuant to a short form prospectus dated November 28, 2018 (the “December Offering”), the Company wishes to create and issue up to an additional 15,686,000 Warrants pursuant to the Warrant Indenture;

F.	The Company is duly authorized to create and issue the additional 15,686,000 Warrants to be issued as herein provided;

G.	All things necessary have been done or will be done and performed to make the Warrants, when issued as provided in the Warrant Indenture, as amended by this Supplemental Warrant Indenture, legal, valid and binding upon the Company with the benefits and subject to the terms of the Warrant Indenture, as amended by this Supplemental Warrant Indenture;

H.	The foregoing recitals are made as representations and statements of fact by the Company and not by the Warrant Agent; and

I.	It is therefore in order for the parties hereto to execute and deliver this Supplemental Warrant Indenture.

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NOW THEREFORE THIS SUPPLEMENTAL WARRANT INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared as follows:

ARTICLE 1

AMENDMENTS

1.1 Section 2.1 of the Warrant Indenture is hereby amended by replacing the first sentence of such section with the following:

“Subject to adjustment in accordance with the provisions hereof, the Company hereby creates and authorizes the issuance of up to 23,526,909 Warrants entitling the registered holders thereof to acquire an aggregate of up to 23,526,909 Warrant Shares at the Exercise Price upon the terms and conditions herein set forth.”

ARTICLE 2

GENERAL

2.1 Warrant Indenture

Provisions of the Warrant Indenture that have not been amended or clarified by this Supplemental Warrant Indenture remain in full force and effect and the Company hereby confirms the Warrant Indenture in all other respects. Henceforth, the Warrant Indenture and this Supplemental Warrant Indenture shall be read and construed as one agreement and the Warrant Indenture, as amended and clarified hereby, is hereby ratified and confirmed.

2.2 Warrants to Rank Pari Passu

For greater certainty, all Warrants (including but not limited to those issued and sold pursuant to the Offering and the December Offering) shall rank pari passu with all other Warrants, whatever may be the actual date of issue of the Warrants.

2.3 Laws

This Supplemental Warrant Indenture shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

2.4 Enurement

This Supplemental Warrant Indenture shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

2.5 Execution in Counterpart

This Supplement Warrant Indenture may be simultaneously executed in several counterparts and delivered in pdf or other electronic format, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date set out at the top of the first page of this Indenture.

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IN WITNESS WHEREOF the parties hereto have executed this Supplemental Warrant Indenture under the hands of their proper officers in that behalf.

MEDMEN ENTERPRISES INC.

By:	James Miller (signed)
James Miller
Interim Chief Financial Officer

ODYSSEY TRUST COMPANY

By:	Dan Sander (signed)
Authorized Signatory

By:	Jenna Kaye (signed)
Authorized Signatory

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